GREAT-WEST LIFE & ANNUITY
INSURANCE COMPANY OF NEW YORK
A Stock Company
[489 Fifth Avenue, 28th Floor]
[New York, NY 10017]
[1-877-723-8723]

Rider Amendment

THIS AMENDMENT IS ISSUED BY GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY OF NEW YORK AS PART OF THE GUARANTEED LIFETIME WITHDRAWAL BENEFIT RIDER (“RIDER”) TO WHICH IT IS ATTACHED. EXCEPT AS EXPRESSLY AMENDED BY THIS AMENDMENT, THE TERMS AND CONDITIONS OF THE RIDER SHALL REMAIN IN FULL FORCE AND EFFECT. IF THERE IS ANY CONFLICT BETWEEN THIS AMENDMENT AND THE RIDER, THE TERMS OF THIS AMENDMENT WILL PREVAIL.

1. Section 8.02 CHANGES TO THE GUARANTEE BENEFIT FEE in SECTION 8: GUARANTEE BENEFIT FEE is deleted and replaced with the following:

The Company determines the Guarantee Benefit Fee based on observations of a number of long-term experience factors, including, but not limited to, interest rates, volatility, investment returns, expenses, mortality and lapse rates. As an example, if mortality experience improves faster than the Company anticipated, and the population in general is expected to live longer than initially projected, we might increase the Guarantee Benefit Fee to reflect our increased probability of paying longevity benefits. However, improvements in mortality experience is provided as an example only. The Company reserves the right to change the Guarantee Benefit Fee at its discretion, whether or not these experience factors change (the Company will never increase the fee above the maximum or decrease the fee below the minimum). The Company does not need any particular event to occur before changing the Guarantee Benefit Fee.

Any change in the Guarantee Benefit Fee will be declared with at least sixty (60) days prior written notice to the Owner, subject to the minimum and maximum set forth on the Rider Data Page. Any change in the Guarantee Benefit Fee will be effective as of the date specified in the prior written notice to the Owner. Upon notification of an increase to the Guarantee Benefit Fee, the Owner may elect to reject the increased Guarantee Benefit Fee by submitting a Request to the Company to allocate their Covered Fund Value from their existing Covered Fund(s) allocations to a limited selection of Covered Funds. The limited selection of Covered Funds will restrict the Owner’s allocation options to Covered Funds with investment strategies that do not generally target more than 50% in equity allocations. Additional Covered Funds may be made available. In the event the Owner desires to reject the increased Guarantee Benefit Fee, the Owner must provide a Request to the Company in accordance with the terms as detailed in the Company’s prior written notice to the Owner. In the event the Owner does not expressly reject an increase to the Guarantee Benefit Fee, as specified above, increased Guarantee Benefit Fee will apply and the Owner will retain all current features and benefits of the Rider, including continued access to all available Covered Funds.

Signed for Great-West Life & Annuity Insurance Company of New York

[ ]	[ ]
Richard Schultz],	[Andra S. Bolotin],
[Secretary]	[President and Chief Executive Officer]

AM-SIP-Rideramend-ny

GREAT-WEST LIFE & ANNUITY
INSURANCE COMPANY OF NEW YORK
A Stock Company
[489 Fifth Avenue, 28th Floor]
[New York, NY 10017]
[1-877-723-8723]

Rider Amendment

THIS AMENDMENT IS ISSUED BY GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY OF NEW YORK AS PART OF THE GUARANTEED LIFETIME WITHDRAWAL BENEFIT RIDER (“RIDER”) TO WHICH IT IS ATTACHED. EXCEPT AS EXPRESSLY AMENDED BY THIS AMENDMENT, THE TERMS AND CONDITIONS OF THE RIDER SHALL REMAIN IN FULL FORCE AND EFFECT. IF THERE IS ANY CONFLICT BETWEEN THIS AMENDMENT AND THE RIDER, THE TERMS OF THIS AMENDMENT WILL PREVAIL.

1. Section 8.02 CHANGES TO THE GUARANTEE BENEFIT FEE in SECTION 8: GUARANTEE BENEFIT FEE is deleted and replaced with the following:

The Company determines the Guarantee Benefit Fee based on observations of a number of long-term experience factors, including, but not limited to, interest rates, volatility, investment returns, expenses, mortality and lapse rates. As an example, if mortality experience improves faster than the Company anticipated, and the population in general is expected to live longer than initially projected, we might increase the Guarantee Benefit Fee to reflect our increased probability of paying longevity benefits. However, improvements in mortality experience is provided as an example only. The Company reserves the right to change the Guarantee Benefit Fee at its discretion, whether or not these experience factors change (the Company will never increase the fee above the maximum or decrease the fee below the minimum). The Company does not need any particular event to occur before changing the Guarantee Benefit Fee.

Any change in the Guarantee Benefit Fee will be declared with at least sixty (60) days prior written notice to the Owner, subject to the minimum and maximum set forth on the Rider Data Page. Any change in the Guarantee Benefit Fee will be effective as of the date specified in the prior written notice to the Owner. Upon notification of an increase to the Guarantee Benefit Fee, the Owner may (i) elect to reject the increased Guarantee Benefit Fee with a Request to the Company to allocate their Covered Fund Value from their existing Covered Fund(s) allocations to a limited selection of Covered Funds, or (ii) reject the increased Guarantee Benefit Fee with a Request to withdraw or transfer the entire Covered Fund Value, thereby reducing the Benefit Base to zero and terminating the Rider. If the Owner elects to allocate their Covered Fund Value to a limited selection of Covered Funds (i), the limited selection of Covered Funds will restrict the Owner’s allocation options to Covered Funds with investment strategies that do not generally target more than 50% in equity allocations. Additional Covered Funds may be made available.

In the event the Owner desires to reject the increased Guarantee Benefit Fee, the Owner must provide a Request to the Company in accordance with the terms as detailed in the Company’s prior written notice to the Owner. In the event the Owner does not expressly reject an increase to the Guarantee Benefit Fee, as specified above, increased Guarantee Benefit Fee will apply and the Owner will retain all current features and benefits of the Rider, including continued access to all available Covered Funds.

Signed for Great-West Life & Annuity Insurance Company of New York

[ ]	[ ]
[Richard Schultz],	[Andra S. Bolotin],
[Secretary]	[President and Chief Executive Officer]

AM-SIP-Rideramend-ei-ny